                                                                     EXHIBIT 3.1

                                JV CAPITAL TRUST
                                 TRUST AGREEMENT



                                      Among



                           JV MORTGAGE CAPITAL, L.P.,
                                   Depositor,



                            WILMINGTON TRUST COMPANY,
                                  Owner Trustee



                                       and



                                 the CO-TRUSTEES



                            Dated September 3, 1999

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----


                                    ARTICLE I

                                   DEFINITIONS

1.01.         Capitalized Terms................................................1


                                   ARTICLE II

                                  ORGANIZATION

2.01.         Name.............................................................3
2.02.         Office...........................................................3
2.03.         Purposes and Powers; Statement of Intent.........................3
2.04.         Appointment of the Owner Trustee.................................5
2.05.         Declaration of Trust.............................................5
2.06.         Situs of Trust...................................................5
2.07.         Certificate of Trust.............................................5
2.08.         Separateness.....................................................5


                                   ARTICLE III

             TRUST CERTIFICATES AND TRANSFER OF OWNERSHIP INTERESTS

3.01.         Initial Issuance of Trust Certificates...........................7
3.02.         Registration and Transfer of Trust Certificates..................7
3.03.         Limitations on Transfer of Trust Certificates....................8
3.04.         Lost, Stolen, Mutilated or Destroyed Trust Certificates..........8


                                   ARTICLE IV

           ACTIONS OF THE OWNER TRUSTEE SUBJECT TO POWER OF THE OWNERS

4.01.         Prior Notice to Owners with Respect to Certain Matters...........9
4.02.         Action Upon Instructions........................................10
4.03.         Majority Control................................................10
4.04.         Further Assurances..............................................10

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                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR

5.01.   Title to Trust Property...............................................11
5.02.   Trust Property........................................................11
5.03.   Binding Effect........................................................11
5.04.   Consents and Approvals................................................11


                                  ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES OF THE BANK

6.01.   Good Standing.........................................................12
6.02.   Binding Effect........................................................12
6.03.   Consents and Approvals................................................12


                                  ARTICLE VII

                     AUTHORITY AND DUTIES OF OWNER TRUSTEE

7.01.   General Authority.....................................................12
7.02.   Specific Authority....................................................13
7.03.   General Duties........................................................13
7.04.   No Duties Except as Specified in this Agreement or in Instructions....13
7.05.   No Action Except Under Specified Documents or Instructions............14
7.06.   Reports to Internal Revenue Service and Others........................14
7.07.   No Filing in Bankruptcy Proceeding Affecting the Trust................14


                                 ARTICLE VIII

                         CONCERNING THE OWNER TRUSTEE

8.01.   Acceptance of Trusts and Duties.......................................14
8.02.   Reliance;  Advice of Counsel..........................................16
8.03.   Not Acting in Individual Capacity.....................................16


                                  ARTICLE IX

                         COMPENSATION OF OWNER TRUSTEE

9.01.   Owner Trustee's Fees and Expenses.....................................17
9.02.   Indemnification.......................................................17
9.03.   Lien on Trust Property................................................17
9.04.   Payments to the Owner Trustee or the Bank.............................17

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                                    ARTICLE X

                                   CO-TRUSTEES

10.01.        Appointment of Co-Trustees.....................................17
10.02.        Qualification; Number; Term....................................18
10.03.        Manner of Voting...............................................18
10.04.        Indemnification; Remuneration..................................19
10.05.        Not Acting in Individual Capacity..............................19
10.06.        Separate Class.................................................19
10.07.        Securities Law Filings.........................................19


                                   ARTICLE XI

                         TERMINATION OF TRUST AGREEMENT

11.01.        Termination of Trust Agreement.................................20
11.02.        No Termination by Depositor or Owners..........................20
11.03.        Distributions Upon Termination of Trust........................20


                                   ARTICLE XII

                SUCCESSOR OWNER TRUSTEES AND ADDITIONAL TRUSTEES

12.01.        Resignation of Owner Trustee; Appointment of Successor.........21
12.02.        Appointment of Additional Trustees.............................22


                                  ARTICLE XIII

                                  MISCELLANEOUS

13.01.        Supplements and Amendments.....................................22
13.02.        Limitations on Rights of Others................................22
13.03.        Notices........................................................22
13.04.        Severability...................................................23
13.05.        Separate Counterparts..........................................23
13.06.        Successors and Assigns.........................................23
13.07.        Headings.......................................................23
13.08.        Governing Law..................................................23
13.09.        Integration....................................................23

Annex I   Form of Trust Certificate

Annex II  Form of Investment Representation Letter

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     TRUST AGREEMENT, dated as of September 3, 1999, among JV Mortgage Capital,
L.P., a Delaware limited partnership, Wilmington Trust Company, a Delaware banking corporation, and the Co-Trustees identified herein. ARTICLE I

                                   DEFINITIONS

     1.01. Capitalized Terms. For all purposes of this Agreement, the following
           -----------------
terms shall have the meanings set forth below:

     "Affiliate" of any Person means any other Person controlling, controlled by
      ---------
or under common control with such Person, provided, that no trustee hereunder
                                          --------
shall be deemed an Affiliate of the Trust, the Depositor, any beneficial owner of the Trust or any other trustee of the Trust.

     "Agreement" means this Trust Agreement, as it may be further amended from
      ---------
time to time.

     "Asset-Backed Securities" as defined in Section 2.03(a) hereof.
      -----------------------

     "Bank" means Wilmington Trust Company, a Delaware banking corporation, in
      ----
its individual capacity, and its successors and assigns in such capacity hereunder.

     "Certificate of Trust" means the certificate of trust of the Trust filed
      --------------------
with the Secretary of State as described in Section 2.07 hereof, as amended pursuant to the Delaware Act.

     "Closing Date" means the date on which a Series of Securities is issued.
      ------------

     "Code" means the Internal Revenue Code of 1986, as it may be amended from
      ----
time to time, any successor statute thereto, and any applicable final or temporary Department of the Treasury regulations issued thereunder.

     "Collateral" as defined in Section 2.03(a) hereof.
      ----------

     "Co-Trustee" means each co-trustee identified in Section 10.01 hereof and
      ----------
any successor thereto.

     "Delaware Act" means the Delaware statute designated as "Chapter 38,
      ------------
Treatment of Delaware Business Trusts," 12 Del. C.(S).3801 et. seq.

     "Depositor" means JV Mortgage Capital, L.P., a Delaware limited
      ---------
partnership.

     "FASIT" means a "financial asset securitization investment trust" as
      -----
defined in Code Section 860L(a).

     "Issuing Entity" as defined in Section 2.03(a) hereof.
      --------------

     "Majority Co-Trustees" means at least a majority in number of the
      --------------------
Co-Trustees then duly appointed and acting pursuant to this Agreement.

     "Majority Owners" means Owners holding, in the aggregate, in excess of 50%
      ---------------
of the Ownership Interest.

     "Opinion of Counsel" means, with respect to any matter, an opinion of
      ------------------
counsel acceptable in form and substance to the Owner Trustee.

     "Owner Trustee" means Wilmington Trust Company, a Delaware banking
      -------------
corporation, acting on behalf of the Trust, not in its individual capacity but solely as Owner Trustee under this Agreement, and any successor Owner Trustee hereunder.

     "Owners" means the Depositor and each of its successors in interest as
      ------
beneficiaries of the Trust pursuant to Article III hereof.

     "Ownership Interest" means the undivided beneficial interest in the Trust
      ------------------
held by an Owner.

     "Ownership Percentage" means, with respect to an Owner, the proportion
      --------------------
(expressed as a percentage) of the Ownership Interest held by such Owner of the total Ownership Interests held by all Owners.

     "Person" means any individual, corporation, partnership, joint venture,
      ------
association, joint-stock company, trust, unincorporated organization, or government or agency or political subdivision thereof.

     "Participation Certificates" as defined in Section 2.03(a) hereof.
      --------------------------

     "Receivables" as defined in Section 2.03(a) hereof.
      -----------

     "Related Assets" as defined in Section 2.03(a) hereof.
      --------------

     "REMIC" means a "real estate mortgage investment conduit" as defined in
      -----
Code Section 860D.

     "Secretary of State" means the Office of the Secretary of State of the
      ------------------
State of Delaware.

     "Securities" as defined in Section 2.03(a) hereof.
      ----------

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Series" as defined in Section 2.03(a) hereof.
      ------

     "Transfer" means the sale, transfer or assignment (including transfers by
      --------
operation of law) of an Owner's right, title and interest in all or any portion of its Ownership Interest in the Trust; "Transferee," "Transferor," and "Transferred" have meanings correlative thereto.

     "Trust" means JV Capital Trust, the Delaware business trust created by and
      -----
governed pursuant to this Agreement.

     "Trust Certificate" means a certificate evidencing the Ownership Percentage
      -----------------
of an Owner, substantially in the form attached hereto as Annex I.

     "Trust Property" means all right, title and interest of the Trust, or any
      --------------
trustee of the Trust, as the case may be, in and to any property contributed to the Trust by the Owners, or otherwise acquired by and held by the Trust, or any trustee of the Trust, as the case may be, including, without limitation, all distributions, payments or proceeds thereon or therefrom. "Trust Property" shall not include (i) any property transferred to an Issuing Entity or (ii) any amounts paid to the Bank pursuant to Article IX hereof.

     "Trust Related Agreements" means any pooling and servicing agreement,
      ------------------------
underwriting agreement, securities purchase agreement, indenture, certificate or other agreement related to any Series and to which the Trust is a party or by the terms of which the Trust is bound.

                                   ARTICLE II

                                  ORGANIZATION

     2.01. Name. The Trust created hereby shall be known as JV CAPITAL TRUST, in
           ----
which name the Trust may conduct its business, make and execute contracts and other instruments, acquire, convey and transfer property, sue and be sued, and take any other action authorized by this Agreement, subject, in each case, to the provisions of this Agreement.

     2.02. Office. The office of the Trust shall be in care of the Owner
           ------
Trustee, addressed to Wilmington Trust Company, 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890, Attention: Corporate Trust Administration, or at such other address within the State of Delaware as the Owner Trustee may designate by written notice to the Owners.

     2.03. Purposes and Powers; Statement of Intent. The Trust shall have the
           ----------------------------------------
power and authority:

     (a) (i) to authorize, issue, sell, deliver, purchase beneficial interests in and invest in (and enter into agreements in connection with), and/or to be the settlor or depositor of, or otherwise engage in the establishment of, one or more trusts (each, an "Issuing Entity") which will issue and sell, bonds, notes, debt or equity securities, obligations, and other securities and instruments (in one or more series (each, a "Series"), each of which Series may consist of one or more classes) ("Securities"), which Securities will be collateralized or otherwise secured or backed by, or otherwise represent interests in, among other things (A) one or more Receivables or pools of Receivables (as defined in (ii) below); (B) pass-through certificates or debt securities ("Asset-Backed Securities") evidencing undivided beneficial ownership interests in, or debt obligations of, one or more trusts or other entities that own or hold, among other things, one or more Receivables or pools of Receivables; (C) participations or certificates of participation or beneficial ownership in one or more Receivables or pools of Receivables ("Participation Certificates"); or (D) other related assets ("Related Assets") (Receivables, Asset-Backed Securities, Participation Certificates and Related Assets pledged as security for or otherwise supporting the Securities and the proceeds thereof are collectively referred to herein as the "Collateral");

     (ii) in connection with the issuance and sale of the Securities or otherwise, to purchase or otherwise acquire, own, hold, transfer, convey, pledge, assign, sell (or otherwise dispose of), service, finance, refinance or otherwise deal in or with Collateral and to enter into contractual arrangements, transactions and agreements with respect to the Receivables and with the providers or obligors respecting such Collateral, including agreements with originators of Receivables, sellers or servicers of Receivables or dealers in any assets to which the Receivables relate; for purposes of this Agreement, the term "Receivables" means the right to payment under, and other rights of a holder with respect to, various promissory notes, leases, loan agreements, installment sales contracts, drafts (including bank and commercial drafts), trade documents, certificates of participation, accounts receivable, accounts, account balances, certificates of beneficial ownership, bankers' acceptances, bonds, notes or debentures of corporations or other business entities and other agreements and instruments evidencing indebtedness or payment obligations, any or all of which may be secured or unsecured, that arise in connection with one or more of the following: (A) loans secured by first or junior mortgages on real estate or interests in real estate, (B) deeds of trust, mortgage loans, mortgage participations, mortgage pass-through certificates or collateralized mortgage obligations issued by any person or entity or other types of mortgage-related securities, (C) general debt obligations, and (D) any and all other consumer loans and indebtedness;

     (iii) to arrange or otherwise provide for support for any Series of Securities to be issued by any Issuing Entity by various forms of credit enhancement including collections and/or distributions on the Receivables which are to be remitted to certain accounts to be established under the indenture or participation, pooling or other similar agreement relating to such series, cash deposits, letter of credit agreements, guarantees, loan or credit agreements, insurance policies, surety bonds, guaranteed rate agreements, liquidity facilities, tax protection agreements, interest rate cap agreements, interest rate swap agreements, currency exchange agreements, other derivative agreements or other forms of agreements or arrangements for the benefit of the holders of Securities and/or the enhancement of the credit of such Securities, including arrangements whereby, for a given Series, payments on one or more classes of Securities are subordinated to, and constitute additional security for, payments due on one or more other classes of Securities in such Series;

     (iv)  to invest certain proceeds from Receivables and other Collateral; and

     (v) to execute, deliver and perform its obligations under the Trust Related Agreements providing for the foregoing.

     The Trust shall not have the power or authority to perform any act or engage in any business whatsoever except for the foregoing purposes and any activity that is both (i) necessary, advisable or incidental to the foregoing purposes and (ii) within the contemplation of this Agreement.

     (b) The Trust is intended to qualify as a fixed investment trust within the meaning of Treasury Regulation (S). 301.7701-4(c), and it is neither the purpose nor the intent of the parties hereto to create a partnership, joint venture, or association taxable as a corporation between or among any or all of the Owners and the Owner Trustee or the Co-Trustees. In particular, neither the Owner Trustee, any Co-Trustee nor any other Person shall have the power to "vary the investment" of the Owners within the meaning of the foregoing Treasury Regulation. In furtherance of the foregoing, a purpose of the Trust shall be to protect and conserve the assets of the Trust, and the Trust shall not at any time engage in or carry on any kind of business or any kind of investment activity, except as otherwise contemplated by this Agreement.

     2.04. Appointment of the Owner Trustee. The Depositor hereby appoints the
           --------------------------------
Bank as Owner Trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties of the Owner Trustee set forth herein and to have all the rights of a trustee of a Delaware business trust under the Delaware Act. The Owner Trustee hereby confirms the receipt in trust from the Depositor, of the sum of $1, constituting the initial Trust Property.

     2.05. Declaration of Trust. The Owner Trustee hereby declares that it will
           --------------------
hold the initial Trust Property, and any further Trust Property received by it hereunder, in trust upon and subject to the conditions set forth herein for the use and benefit of the Owners, subject to the obligations of the Trust under the Trust Related Agreements. It is the intention of the parties hereto that the Trust qualify, and be treated for federal income tax purposes, as a grantor trust.

     2.06. Situs of Trust. It is the intention of the parties hereto that the
           --------------
Trust constitute a business trust under the Delaware Act. The Trust has been created in the State of Delaware and shall be administered in, and all bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in, the State of Delaware. The Trust shall not have any employees and any receipts of the Trust received by the Owner Trustee on behalf of the Trust shall be received by the Owner Trustee only in the State of Delaware, and any payments by the Owner Trustee to the Owners shall be made only from the State of Delaware. The Trust's only office shall be at the office of the Owner Trustee as set forth in Section 2.02 hereof.

     2.07. Certificate of Trust. Concurrently with the execution and delivery
           --------------------
hereof, the Owner Trustee shall file a Certificate of Trust on behalf of the Trust with the Secretary of State pursuant to Section 3810(a)(1) of the Delaware Act, for the purpose of subjecting the Trust to the provisions of the Delaware Act.

     2.08. Separateness.
           ------------

     (a) The Trust shall observe all the legal formalities as may be specified in this Agreement or the Delaware Act with respect to maintaining a legal existence separate and independent of any Affiliate, the Owner Trustee or any Affiliate of the Owner Trustee, the Owners or any Affiliate of any Owner. Specifically, except as otherwise contemplated by the Trust Related Agreements, the Trust shall:

     (i) maintain books and records separate from any other Person;

     (ii)    maintain its bank accounts, if any, separate from any other Person;

     (iii) not commingle its assets with those of any other Person and to hold all of its assets in its own name;

     (iv)    conduct its own business in its own name;

     (v) maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person;

     (vi) pay its own liabilities and expenses only out of its own funds or, to the extent that any such expenses are paid by an Owner, reimburse the Owner for such expenses paid by it;

     (vii) observe all organizational formalities required by this Agreement or the Delaware Act;

     (viii) maintain an arm's length relationship with its Affiliates and enter into transactions with Affiliates only on a commercially reasonable basis;

     (ix)    pay the salaries of its own employees, if any, from its own funds;

     (x) not guarantee or become obligated for the debts of any other entity or Person;

     (xi) not hold out its credit as being available to satisfy the obligations of any other Person;

     (xii) not acquire the obligations or securities of its Affiliates, the Owners, or Affiliates of an Owner;

     (xiii) not make loans to any other Person or, except with respect to any Collateral held by the Trust, buy or hold evidence of indebtedness issued by any other Person (other than cash and investment-grade securities);

     (xiv) allocate fairly and reasonably any overhead expenses, if any, that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate;

     (xv) use separate stationery and invoices and not use checks in its Affiliate's name;

     (xvi)   hold itself out as a separate entity;

     (xvii)  correct any known misunderstanding regarding its separate identity;

     (xviii) not identify itself as a division of any other Person; and

     (xix) maintain adequate capital in light of its contemplated business operations.

     (b) The Trust shall not incur any obligations other than with respect to the Trust Related Agreements for a Series of Securities or obligations which are without recourse, other than to Securities held by the Trust.

     (c) The Trust shall remain solvent and will pay its debts and liabilities from its assets as the same shall become due.

     (d) The Trust shall not engage in any dissolution, liquidation, consolidation, merger or sale of assets.

     (e) All sales made by the Trust of any Trust Property shall be made at the fair market value of such Trust Property.

                                  ARTICLE III

             TRUST CERTIFICATES AND TRANSFER OF OWNERSHIP INTERESTS

     3.01. Initial Issuance of Trust Certificates. As of the date hereof, the
           --------------------------------------
Owner Trustee shall issue and deliver to the Depositor a Trust Certificate in the name of the Depositor evidencing 100% of the beneficial interest in the Trust, substantially in the form attached hereto as Annex I.

     3.02. Registration and Transfer of Trust Certificates.
           -----------------------------------------------

     (a) The Owner Trustee shall maintain at its office referred to in Section
2.02 hereof, or at the office of any agent appointed by it and approved in writing by the Majority Owners at the time of such appointment, a register showing a record of the initial issuance of Trust Certificates, a record of each Transfer of Trust Certificates including the date thereof, the names of the Owners of the Trust Certificates and their respective Ownership Percentages. Prior to satisfaction of all conditions precedent to registration of Transfer of any Trust Certificate pursuant to Section 3.02 (b), the Owner Trustee may treat the person in whose name any Trust Certificate is registered as the owner of such Trust Certificate for all purposes whatsoever, whether or not the Owner Trustee shall have notice to the contrary.

     No service charge shall be made to an Owner for any registration of Transfer of a Trust Certificate, but the Owner Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of Transfer of a Trust Certificate and any out-of-pocket expenses, including fees and expenses of counsel, if any.

     (b) No transfer of a Trust Certificate shall be effective unless made in accordance with this Section 3.02. No Transfer of a Trust Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act, or is exempt from the registration requirements of the Securities Act. Neither the Depositor nor the Owner Trustee is obligated to register the Trust Certificates under the Securities Act or any other securities law. In the event of a Transfer to a party other than an Affiliate of the Depositor, the Owner Trustee may request a written opinion of counsel in form and substance satisfactory to the

Owner Trustee stating that such Transfer is exempt from the Securities Act and any applicable state securities law, which opinion of counsel shall not be at the expense of the Owner Trustee.

     (c) Subject to the provisions of Section 3.02(b) and Section 3.03 hereof, the Owner of any Trust Certificate may Transfer all or any portion of the Ownership Interest evidenced by such Trust Certificate upon the surrender of such Trust Certificate to the Owner Trustee or its agent and upon receipt by the Owner Trustee of a transferee letter in the form of Annex II hereto. Promptly upon the receipt by the Owner Trustee of a transferee letter in the form of Annex II hereto, (i) the Owner Trustee shall cancel such Trust Certificate; (ii) if applicable, the Owner Trustee shall issue to the Transferor a new Trust Certificate representing an Ownership Interest equal to the Ownership Percentage retained by the Transferor and dated the date of such Transfer; (iii) the Owner Trustee shall issue to the Transferee a new Trust Certificate representing an Ownership Interest equal to the Ownership Percentage that was Transferred and dated the date of such Transfer; and (iv) the Owner Trustee shall register the new Trust Certificates in the name of the Transferor (if applicable) and Transferee and record their respective Ownership Interests existing after the Transfer in accordance with Section 3.02(a). Upon any Transfer of all of an Owner's Ownership Interest, the Transferor shall be released from all of the duties, liabilities and obligations of an owner under this Agreement arising from and after the time of such Transfer; provided, however, the Transferor
                                          --------  -------
shall remain obligated with respect to all duties and obligations under this Agreement arising during the period commencing on the date such Owner became registered as an Owner in accordance with this Section 3.02 and Section 3.03 hereof and terminating on the date such Transfer becomes effective in accordance with this Section 3.02 and Section 3.03 hereof, and the Transferee shall assume all duties, liabilities and obligations of an Owner under this Agreement arising from and after the time of such Transfer in proportion to the Ownership Interest acquired by such Transferee.

     3.03. Limitations on Transfer of Trust Certificates. No transfer of a Trust
           ---------------------------------------------
Certificate shall be effective unless the Owner Trustee shall have received a representation letter from the transferee in the form of Annex II hereto, to the effect that (a) it is not an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan subject to any federal, state or local law ("Similar Law"), which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or any entity whose underlying assets include plan assets by reason of a Plan's investment in the entity (within the meaning of Department of Labor Regulations
Section 2510.3-101); and (b) it is either a qualified institutional buyer within the meaning of Rule 144A under the Securities Act or an accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

     3.04. Lost, Stolen, Mutilated or Destroyed Trust Certificates. If (i) any
           -------------------------------------------------------
mutilated Trust Certificate is surrendered to the Owner Trustee, or (ii) the Owner Trustee receives evidence to its satisfaction that any Trust Certificate has been destroyed, lost or stolen, and upon proof of ownership satisfactory to the Owner Trustee together with such security or indemnity as may be requested by the Owner Trustee to save it harmless, the Owner Trustee shall execute and deliver a new Trust Certificate representing the same Ownership Percentage as the Trust Certificate so mutilated, destroyed, lost or stolen, bearing a different certificate number, with such notations, if any, as the Owner Trustee shall determine.

     Any duplicate Trust Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership of the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Certificate shall be found at any time.

                                   ARTICLE IV

           ACTIONS OF THE OWNER TRUSTEE SUBJECT TO POWER OF THE OWNERS

     4.01. Prior Notice to Owners with Respect to Certain Matters.
           ------------------------------------------------------

     (a) In carrying out its obligations hereunder and under the Trust Related Agreements, with respect to the matters set forth in this Section 4.01(a), the Owner Trustee shall not take action or consent to the taking of such action (including any action or consent at the direction of the Co-Trustees) unless within a reasonable time prior to the taking of such action, the Owner Trustee shall have, in accordance with Section 4.01(b), notified the Owners in writing of the proposed action and the Majority Owners shall not have withheld consent or provided alternative direction:

     (i) the amendment of any Trust Related Agreement where the result of such amendment could reasonably be expected to materially and adversely affect the Trust or the Owners; or

     (ii) the initiation of any claim or lawsuit by the Trust and the compromise of any claim or lawsuit brought by or against the Trust.

     (b) With respect to any such action which the Owner Trustee intends to take or which it is instructed by the Majority Co-Trustees to take and which, in accordance with Section 4.01(a), requires notification to the Majority Owners, the Owner Trustee shall, by written notice to each Owner, with a copy to each Co-Trustee, describe the circumstances and seek instructions as to the course of action to be followed. The Owner Trustee shall, subject to Sections 4.03 and
8.01 hereof, act in accordance with the instructions agreed to by the Majority Owners, and to the extent the Owner Trustee acts in good faith in accordance with such instructions, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received from the Majority Owners an appropriate written instruction or consent within fifteen
(15) days of such notice (or within such shorter period of time as reasonably may be specified in such notice) the Owner Trustee may, but shall not be under any duty to, take or refrain from taking such action, not inconsistent with this Agreement, as the Owner Trustee shall deem to be in the best interests of the Owners, and the Owner Trustee shall have no liability to any Person for such action or inaction; provided, however, that the Owner Trustee may not take any
                    --------  -------
action with respect to the sale or transfer of the Trust Property unless the Majority Owners shall have consented thereto in writing.

     (c) In the event that any action or consent contemplated by this Section
4.01 is to be taken by the Owner Trustee at the direction or request of the Majority Co-

Trustees, the Co-Trustees shall advise the Owner Trustee, in writing, as to the applicability of this Section 4.01 and specify therein the form and substance of any notifications to the Owners required under this Section 4.01.

     4.02. Action Upon Instructions.
           ------------------------

     (a) Subject to Sections 4.01, 4.02(b) and 4.02(c), the Majority Owners or the Majority Co-Trustees may direct the Owner Trustee in the administration of the Trust provided that any such instruction shall be (and shall be deemed to constitute a representation and warranty to the Owner Trustee by the instructor that it is) consistent in all respect with this Agreement including the limited purposes and powers of the Trust as set forth in Section 2.03 and Section 2.08 hereof. Such direction may be exercised at any time by written instruction of the Majority Owners or the Majority Co-Trustees pursuant to this Article IV.

     (b) The Owner Trustee shall take such action or actions as may be specified in any instructions delivered in accordance with Section 4.02(a); provided,
                                                                  --------
however, that the Owner Trustee shall not be required to take any such action if
-------
the Owner Trustee shall have determined in good faith, or shall have been advised by counsel, that such action (i) is contrary to the terms hereof or of any document contemplated hereby to which the Owner Trustee is a party or is otherwise contrary to law, or (ii) is likely to result in liability on the part of the Bank, unless the Owners shall have provided such indemnification or security as shall be reasonably satisfactory to the Bank against all costs, expenses and liabilities arising from its taking such action as Owner Trustee.

     (c) No Owner or Co-Trustee shall direct the Owner Trustee to take or refrain from taking any action (i) contrary to this Agreement or any Trust Related Agreement, or which (ii) could reasonably be expected to result in a downgrading or withdrawal of the initial rating of one or more classes of the Securities of a Series by any rating agency, or (iii) would adversely affect the status of the Trust as a grantor trust or of the trust relating to one or more classes of a Series as a grantor trust, a REMIC or a FASIT, as applicable, nor shall the Owner Trustee be obligated to follow any such direction, if given.


     4.03. Majority Control. Unless otherwise specified herein, any action to be
           ----------------
taken by the Owners under this Agreement shall be taken by the Majority Owners and any action to be taken by the Co-Trustees under this Agreement shall be taken by the Majority Co-Trustees. Any written notice of the Owners or the Co-Trustees delivered pursuant to this Agreement shall be effective if it appears to the Owner Trustee that one or more counterparts of such notice has been signed by the Majority Owners or the Majority Co-Trustees, as the case may be, at the time of delivery of such notice.

     4.04. Further Assurances. Subject to the rights and remedies of the Bank
           ------------------
and Owner Trustee hereunder, the Owner Trustee shall execute and deliver all such other instruments, documents and certificates and take all such other actions in accordance with the direction of the Depositor (for so long as it owns 100% of the Ownership Interest), the Majority Owners (thereafter) or the Majority Co-Trustees as any such person may deem necessary or advisable in connection with the transactions contemplated hereby or the performance by the Owner Trustee of its obligations under any Trust Related Agreement, the taking of any such action by the Owner Trustee on the Closing Date for a Series in the presence of the Depositor or its counsel to evidence, conclusively, any such direction of the Depositor.

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR

     5.01. Title to Trust Property. The Depositor hereby represents and warrants
           -----------------------
to the Owner Trustee that upon the transfer of the initial Trust Property by the Depositor to the Owner Trustee, the Depositor will have transferred the initial Trust Property to the Owner Trustee free and clear of any lien, encumbrance or defect in title.

     5.02. Trust Property. The Depositor hereby represents and warrants to the
           --------------
Owner Trustee that upon delivery of the initial Trust Property, the Trust will not become an investment company required to be registered under the Investment Company Act of 1940.

     5.03. Binding Effect. The Depositor hereby represents and warrants to the
           --------------
Owner Trustee, the Bank and the Co-Trustees that this Agreement has been duly and validly authorized, executed and delivered by, and constitutes a valid and legally binding agreement of, the Depositor enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the actions by the Depositor contemplated by this Agreement do not and will not (i) violate or contravene any judgment, injunction, order or decree binding on the Depositor, (ii) violate, contravene or constitute a default under any provision of the certificate of limited partnership of the Depositor or any material agreement or instrument binding on the Depositor or (iii) result in the creation or imposition of any lien attributable to the Depositor on the Trust Property and not permitted by this Agreement.

     5.04. Consents and Approvals.
           ----------------------

     (a) The Depositor represents and warrants to the Owner Trustee and the Bank that the Depositor is not required to seek or obtain any consent, approval, authorization, or order of, or filing with, any court or regulatory, supervisory or governmental agency or body under any Delaware or federal law in connection with (i) the execution, delivery and performance by the Depositor of this Agreement or (ii) the issuance of the Trust Certificates by the Trust pursuant to this Agreement.

     (b) The Depositor represents and warrants to the Owner Trustee that the Depositor is not required to seek or obtain any consent, approval, authorization, or order of, or filing with, any court or regulatory, supervisory or governmental agency or body under any Delaware or federal law in connection with (i) the Trust's activities as depositor in connection with the issuance of the Securities related to one or more classes of a Series pursuant to the related Trust Related Agreements or (ii) the consummation by the Trust of the transactions contemplated hereby or by the Trust Related Agreements (except as may be required by the Delaware Act).

                                   ARTICLE VI

                   REPRESENTATIONS AND WARRANTIES OF THE BANK

     6.01. Good Standing. The Bank represents and warrants to the Depositor, for
           -------------
the benefit of the Owners, that the Bank is a bank and trust company organized under the laws of the State of Delaware, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required under the laws of the State of Delaware to carry on its trust business as now conducted.

     6.02. Binding Effect. The Bank represents and warrants to the Depositor,
           --------------
for the benefit of the Owners, that the execution, delivery and performance by the Bank of this Agreement, and its participation, as Owner Trustee, in transactions as contemplated hereby and in any Trust Related Agreement, are within the corporate power of the Bank and have been duly authorized by all necessary corporate action on the part of the Bank (no action by its shareholders being required), and this Agreement constitutes the valid and legally binding agreement of the Bank, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and such actions do not and will not (i) violate or contravene any judgment, injunction, order or decree binding on the Bank, (ii) violate, contravene or constitute a default under any provision of the certificate of incorporation or by-laws of the Bank or of any material agreement or instrument binding on the Bank or (iii) result in the creation or imposition of any lien attributable to the Bank on the Trust Property and not permitted by this Agreement.

     6.03. Consents and Approvals. The Bank represents and warrants to the
           ----------------------
Depositor, for the benefit of the Owners, that the Bank is not required to seek or obtain any consent, approval, authorization, or order of, or filing with, any court or regulatory, supervisory or governmental agency or body under any Delaware or federal law governing the banking or trust powers of the Bank in connection with (i) the execution, delivery and performance by the Bank of this Agreement or the execution, delivery and performance by the Owner Trustee, on behalf of the Trust, of the Trust Related Agreements, (ii) the Trust's activities as depositor in connection with the issuance of the securities related to one or more classes of a Series pursuant to the related Trust Related Agreements, (iii) the issuance of the Trust Certificates by the Trust pursuant to this Agreement or (iv) the consummation by the Trust of the transactions contemplated hereby or by the Trust Related Agreements (except as may be required by the Delaware Act).

                                  ARTICLE VII

                      AUTHORITY AND DUTIES OF OWNER TRUSTEE

     7.01. General Authority. The Owner Trustee is authorized and hereby
           -----------------
directed to take all actions required to be taken by it pursuant to the terms of this Agreement. The Owner Trustee is further authorized to take such further actions as are permitted but not required under this Agreement as the Majority Owners or Majority Co-Trustees may direct pursuant to Article

IV hereof. The Owner Trustee is authorized to cause the Trust to comply with its obligations under the Trust Related Agreements.

     7.02. Specific Authority. The Owner Trustee is authorized and hereby
           ------------------
directed, without limitation, to take the following actions with respect to each of the Series:

     (a) Prior to the Closing Date. To execute and deliver all documents,
         -------------------------
instruments, agreements and certificates on behalf of the Trust contemplated by the Trust Related Agreements or as may be requested by the Depositor or its counsel, with respect to such Series, prior to the Closing Date.

     (b) On the Closing Date. If and when directed by the Depositor or its
         -------------------
counsel, to execute and deliver on behalf of the Trust a pooling agreement or indenture, an underwriting agreement or a securities purchase agreement and any other Trust Related Agreement and any amendment or supplement to any of the foregoing, to cause the Trust to: acquire the Collateral to be included in the trust estate related to such Series as directed by the Depositor and, pursuant to a pooling agreement, indenture or other Trust Related Agreement, to assign as depositor such Collateral to the trustee of the Issuing Entity for such Series, to direct the trustee of such Issuing Entity for such Series to issue and deliver the Securities related to such Series, to sell the Securities related to such Series pursuant to a securities purchase agreement or an underwriting agreement, and to transfer the proceeds of sale of such Securities as directed by the Depositor (subject to the requirement that such proceeds be applied, if necessary, to purchase the Collateral to be included in the trust estate related to such Series, prior to any other application). The Owner Trustee's execution of any documents for any closing attended by the Depositor or its counsel shall be deemed to have been an execution at the direction of the Depositor.

     7.03. General Duties. It shall be the duty of the Owner Trustee to
           --------------
discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and to administer the Trust in the interest of the Owners, subject to the Trust Related Agreements and in accordance with the provisions of this Agreement. Consistent with the foregoing and the Trust Related Agreements, the Owner Trustee shall take such measures as may be recommended by the trustee of an Issuing Entity related to a Series in connection with the preservation, or in the case of inadvertent termination, the restoration, of the status of the trust related to such Series as a grantor trust, REMIC or FASIT, as applicable; provided, however, that in addition to its
                                      --------  -------
other rights and protections hereunder, the Bank shall have no liability whatsoever for any action taken by the Owner Trustee in accordance with such recommendation.

     7.04. No Duties Except as Specified in this Agreement or in Instructions.
           ------------------------------------------------------------------
The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of or otherwise deal with any Collateral related to a Series or any part of the Trust Property, to prepare or file any document under federal or state laws (except for filings to be made by the Owner Trustee under the Delaware Act and any filings that the Bank is required to make under any Delaware or federal laws governing its banking and trust powers) or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement, including, without limitation, Sections 4.02 and 11.01 hereof, or in any written instruction received by the Owner Trustee pursuant to Article IV hereof;

and no implied duties or obligations shall be read into this Agreement against the Owner Trustee. The Bank nevertheless agrees that it will, at its own cost and expense, promptly take all such action as may be necessary to discharge any liens on any part of the Trust Property which result from actions by, or claims against, the Bank that are not related to the ownership of the Trust Property or the transactions contemplated by this Agreement or the Trust Related Agreements.


     7.05. No Action Except Under Specified Documents or Instructions. The Owner
           ----------------------------------------------------------
Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Property except (i) subject to the terms of the Trust Related Agreements, (ii) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, and (iii) in accordance with the express terms hereof or with any instruction delivered to the Owner Trustee pursuant to Article IV hereof.

     7.06. Reports to Internal Revenue Service and Others. The Owner Trustee
           ----------------------------------------------
shall (i) cause to be prepared and delivered to each Owner such financial statements of the Trust, and other reports or information, as are necessary to enable each Owner to prepare such Owner's federal, state or local income tax returns, (ii) to the extent directed in writing by the Majority Owners or the Majority Co-Trustees, make or cause to be made such elections, file or cause to be filed such tax or information returns, and prepare and maintain or cause to be prepared and maintained such books and records, relating to the Trust as the Person(s) giving such direction shall have determined (with such determination being communicated in writing to the Owner Trustee) may be necessary to maintain the status of the Trust as a grantor trust for federal and state income tax purposes, or as may from time to time be required under any applicable federal, state or local statute, rule or regulation, and (iii) cause to be mailed to any Owner copies of any or all of such reports and tax or information returns of the Trust when requested to do so by any such Owner.

     7.07. No Filing in Bankruptcy Proceeding Affecting the Trust. The Owner
           ------------------------------------------------------
Trustee and the Bank shall not file or cause the filing of a petition in any bankruptcy or insolvency proceeding against the Trust until not less than a year and a day after the payment in full of all principal and interest and any other amounts due with respect to the securities related to each of the Series.


                                  ARTICLE VIII

                          CONCERNING THE OWNER TRUSTEE

     8.01. Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts
           -------------------------------
hereby created and agrees to perform its duties hereunder with respect to the same but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all moneys or property actually received by it constituting part of the Trust Property upon the terms of this Agreement. The Bank shall not be answerable or accountable under any circumstances, except (i) for its own willful misconduct or gross negligence, (ii) in the case of the inaccuracy of any representation or warranty contained in Article VI hereof expressly made by the Bank, (iii) for liabilities arising from the failure by the Bank to perform obligations expressly undertaken by it in the last sentence of Section 7.04 hereof, or (iv) for taxes, fees or other charges on, based on or measured by any fees, commissions or compensation received by the Owner Trustee in connection with any of the transactions contemplated by this Agreement or the Trust Related Agreements. In particular, but not by way of limitation:

     (a) The Bank shall not be liable for any error of judgment made in good faith by any officer or employee of the Owner Trustee;

     (b) The Bank shall not be liable with respect to any action taken or omitted to be taken by the Depositor, any Owner or Co-Trustee, or by the Owner Trustee in good faith in accordance with the instructions of the Majority Owners or the Majority Co-Trustees, as the case may be;

     (c) No provision of this Agreement shall require the Bank to expend or risk funds or otherwise incur any financial liability in the performance of any of its or the Owner Trustee's rights or powers hereunder, if the Bank shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

     (d) The Bank shall not be responsible for or in respect of the sufficiency of this Agreement or for the due execution hereof by the Depositor or for or in respect of the validity or sufficiency of any Trust Related Agreement, or for or in respect of the value, genuineness or sufficiency of the Trust Property or any Collateral; and the Bank shall in no event assume or incur any liability, duty or obligation to any holder of a security of any of the Series or to the Depositor or to any Owner, other than as expressly provided for herein;

     (e) The Bank shall not be liable with respect to any action taken or omitted to be taken by any other party to a Trust Related Agreement, and the Bank shall not be liable for not having performed any obligations or duties under this Agreement or the Trust Related Agreements which are to be performed by any other party thereto unless such other party's action or failure to act is a direct result of the willful misconduct or gross negligence of the Bank;

     (f) The provisions of this Agreement, to the extent that they restrict the duties and liabilities of the Owner Trustee otherwise existing at law or in equity, are agreed by the Depositor, the Owners, the Co-Trustees and all other Persons to replace such other duties and liabilities of the Owner Trustee; and notwithstanding anything contained herein to the contrary, the Owner Trustee shall have no duty or liability with respect to compliance by the Trust, the Owners or any other Person in connection with any Series of Securities with any federal, state or local securities or tax related laws, including, without limitation, (i) the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, or any other applicable federal or state securities laws, rules or regulations, (ii) ERISA or (iii) the Code;

     (g) Notwithstanding anything herein or in any Trust Related Agreement to the contrary, to the maximum extent provided in Section 3803(b) of the Delaware Act, the Bank, when acting in its capacity as Owner Trustee, shall not be personally liable to any Person other than the Trust and the beneficial owners thereof for any act, omission or obligation of the Trust or any other trustee or other agent or representative of the Trust; and

     (h) The Owner Trustee shall not be required to take any action in any jurisdiction if the taking of such action will (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any governmental body other than as have already been obtained by the Owner Trustee prior to the date hereof; (ii) result in any fee, tax or other governmental charge under any applicable law in existence on the date hereof other than those that would otherwise be payable by the Owner Trustee notwithstanding such action; or (iii) subject the Owner Trustee to personal jurisdiction in any such jurisdiction other than the state or states where it maintains offices or branches for causes of action arising from acts unrelated to consummation of the transaction contemplated by this Agreement.

     8.02. Reliance; Advice of Counsel.
           ---------------------------

     (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president and by the treasurer or an assistant treasurer or the secretary or assistant secretary of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

     (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under any of the Trust Related Agreements, the Owner Trustee (i) may act directly or, at the expense of the Trust, through agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with due care hereunder; and (ii) may, at the expense of the Trust, consult with counsel, accountants and other skilled persons to be selected with due care hereunder and employed by it, and the Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons and based upon such advise or opinion not contrary to this Agreement.

     8.03. Not Acting in Individual Capacity. Except to the extent expressly
           ---------------------------------
otherwise provided in this Article VIII, in accepting the trusts hereby created, the Bank acts solely as Owner Trustee hereunder and not in its individual capacity. Under no circumstances shall the Bank be liable for any representation, warranty, covenant, agreement, obligation or indebtedness of the Owner Trustee or the Trust. All persons having any claim against the Trust or the Owner Trustee by reason of the transactions contemplated by the Trust Related Agreements shall look only to the Trust for payment or satisfaction thereof.

                                   ARTICLE IX

                          COMPENSATION OF OWNER TRUSTEE

     9.01. Owner Trustee's Fees and Expenses. The Owner Trustee shall receive as
           ---------------------------------
compensation for its services hereunder from the Owners such fees as have been separately agreed upon prior to the date hereof between the Depositor and the Bank, and the Owner Trustee shall be entitled to be reimbursed from the Owners for its reasonable expenses hereunder, including, without limitation, the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and duties hereunder.

     9.02. Indemnification. The Bank and its successors, assigns, agents and
           ---------------
servants shall be indemnified, first from the Trust Property held from time to time and, after the exhaustion of all Trust Property reasonably available to pay such amounts and not subject to the lien of any Trust Related Agreement, by the Owners, from and against any and all liabilities, obligations, losses, damages, taxes, claims, actions, suits, costs, expenses and disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may be imposed on, incurred by or asserted at any time against the Bank (whether or not indemnified against by other parties) in any way relating to or arising out of this Agreement, any Trust Related Agreement, the administration of the Trust Property or the action or inaction of the Owner Trustee hereunder, except only that (1) the Owners shall not be required to indemnify the Bank for expenses arising or resulting from any of the excepted matters described in the third sentence of Section 8.01 hereof and (2) the indemnity by any particular Owner shall relate only to liabilities arising during the period of time in which such Owner was registered as an owner in accordance with Sections 3.02 and 3.03 hereof. The indemnities and rights of contribution contained in this Section 9.02 shall survive the termination of this Agreement. The obligations of the Owners pursuant to this Section 9.02 shall be joint and several; provided, however, that the Owners, as among
                            --------  -------
themselves, shall have rights of contribution from each other in proportion to their respective Ownership Percentages at the time the Expenses with respect to which contribution is sought arose.

     9.03. Lien on Trust Property. The Bank shall have a lien on the Trust
           ----------------------
Property for any compensation or indemnity due hereunder.

     9.04. Payments to the Owner Trustee or the Bank. Any amounts paid to the
           -----------------------------------------
Owner Trustee or the Bank pursuant to this Article IX shall be deemed not to be a part of the Trust Property immediately after such payment.

                                   ARTICLE X

                                   CO-TRUSTEES

     10.01. Appointment of Co-Trustees. Pursuant to Section 3806 of the Delaware
            --------------------------
Act, the following persons are hereby appointed to manage the business and affairs of the Trust as trustees (the "Co-Trustees") for the benefit of the Owners as herein set forth:

         Christopher Oddleifson                One First Union Center
                                               Charlotte, NC  28288-0166

         Steve Hires                           One First Union Center
                                               Charlotte, NC  28288-0166

         Richard Boruta                        One First Union Center
                                               Charlotte, NC  28288-0166

         Douglas A. Friedrich                  2700 Sanders Road
                                               Prospect Heights, IL  60070

         Christine M. Korte                    2700 Sanders Road
                                               Prospect Heights, IL  60070

         Michael M. Forester                   2700 Sanders Road
                                               Prospect Heights, IL  60070

     The Co-Trustees shall have all such rights, duties and obligations with respect to the management of the business and affairs of the Trust and the Trust Property as are permitted under applicable law and not otherwise expressly vested solely in the Owner Trustee in this Agreement, including, without limitation, the right to direct the Owner Trustee as provided in Section 4.02 hereof, subject to the limitations on the activities of the Trust imposed by
Section 2.03 hereof. In addition, except as otherwise set forth in Section 10.07 hereof, any Co-Trustee shall have the power and authority to execute, on behalf of the Trust, any documents that the Majority Co-Trustees instruct such Co-Trustee to execute.

     10.02. Qualification; Number; Term.
            ---------------------------

     (a) Each Co-Trustee shall be at least 18 years of age. A Co-Trustee need not be an Owner, a citizen of the United States or a resident of the State of Delaware. The number of Co-Trustees shall at all times be not less than six, or such larger number as may be fixed from time to time by the Majority Owners.

     (b) Co-Trustees may be appointed or removed at the direction of the Majority Owners evidenced by written notice to the Co-Trustees and the Owner Trustee specifying the effective date of any such appointment or removal and the term of service of such Co-Trustee, if finite. Co-Trustees shall serve in such capacity until the end of the term specified in such notice or until their earlier resignation, death or removal.

     10.03. Manner of Voting. Any action of the Co-Trustees may be taken at a
            ----------------
meeting of the Co-Trustees which meeting may be held at any place within or without the State of Delaware, as may from time to time be fixed by the Co-Trustees. Any meeting may be convened by telephonic or other means as the Co-Trustees may deem appropriate. Any action of the Co-Trustees may be taken without a meeting if consented thereto in writing by the Majority Co-Trustees.

     10.04. Indemnification; Remuneration.
            -----------------------------

     (a) A Co-Trustee shall not be personally liable either to the Trust or any Owner for monetary damages for breach of fiduciary duty as a Co-Trustee, except
(i) for any breach of the Co-Trustee's duty of loyalty to the Trust or the Owners, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law or (iii) for any transaction from which the Co-Trustee shall have derived an improper personal benefit.

     (b) Each Co-Trustee shall be indemnified, first from the Trust Property held from time to time and, after the exhaustion of all Trust Property reasonably available to pay such amounts and not subject to the lien of any Trust Related Agreement, by the Owners, from and against any and all Expenses which may be imposed on, incurred by or asserted at any time against such Co-Trustee (whether or not indemnified against by other parties) in any way relating to or arising out of this Agreement, any Trust Related Agreement, the administration of the Trust Property or the action or inaction of the Co-Trustee hereunder, except only that (1) the Owners shall not be required to indemnify a Co-Trustee for expenses arising or resulting from any of the matters described in Section 10.04(a)(i), (ii) or (iii) hereof and (2) the indemnity by any particular Owner shall relate only to liabilities arising during the period of time in which such Owner was registered as an owner in accordance with Sections
3.02 and 3.03 hereof. The indemnities and rights of contribution contained in this Section 10.04(b) shall survive the termination of this Agreement. The obligations of the Owners pursuant to this Section 10.04(b) shall be joint and several; provided, however, that the Owners, as among themselves, shall have
         --------  -------
rights of contribution from each other in proportion to their respective Ownership Percentages at the time the Expenses with respect to which contribution is sought arose.

     (c) Co-Trustees may be paid their expenses, if any, of attendance at each meeting of the Co-Trustees and may be paid a fixed sum for attendance at each meeting of the Co-Trustees or a stated salary as Co-Trustee.

     10.05. Not Acting in Individual Capacity. Except as otherwise expressly
            ---------------------------------
provided herein, in acting hereunder, each Co-Trustee acts solely as Co-Trustee and not in its individual capacity; and, except as so provided, all persons having any claim against any Co-Trustee by reason of the transactions contemplated hereby shall look only to the Trust Property for payment or satisfaction thereof; provided, however, that this provision shall not protect any Co-Trustee (in either capacity) against any liability to which it would otherwise be subject by reason of (i) willful misconduct or gross negligence in the performance of its duties, (ii) taxes, fees or other charges on, based on or measured by any fees, commission or compensation received by any Co-Trustee in connection with any of the transactions contemplated by this Agreement or the Trust Related Agreements.

     10.06. Separate Class. The Co-Trustees shall constitute a class of trustees
            --------------
separate from the Owner Trustee pursuant to Section 3806(b) of the Delaware Act, and shall be entitled to vote and otherwise exercise the rights and powers granted herein without the consent of or consultation with the Owner Trustee.

     10.07. Securities Law Filings. The Co-Trustees, and each of them, are
            ----------------------
authorized and hereby directed (i) to prepare, execute and file with the Securities and Exchange

Commission (the "SEC"), one or more registration statements, including a prospectus and forms of prospectus supplements and exhibits thereto relating to any Securities, (ii) to prepare, execute and file with the SEC such amendments to such registration statements, including prospectuses, forms of supplements and exhibits thereto as may be necessary, desirable or appropriate from time to time in connection therewith and (iii) to prepare, execute and file with any state one or more documents needed to qualify any of the Securities under any state securities laws or "blue sky" laws.

                                   ARTICLE XI

                         TERMINATION OF TRUST AGREEMENT

     11.01. Termination of Trust Agreement. This Agreement and the Trust created
            ------------------------------
hereby shall terminate, and this Agreement shall be of no further force or effect, and the Trust Property shall be distributed to the Owners in accordance with Section 11.03 hereof upon the sale or other final disposition by the Owner Trustee of the Trust Property pursuant to the instruction of the Owners and the final distribution by the Owner Trustee of all moneys or other property or proceeds of the Trust. Upon the termination of the Trust and the completion of the winding up of the Trust's affairs, the Owner Trustee shall file a certificate of cancellation pursuant to 12 Delaware Code (S). 3810.

     The bankruptcy, death or incapacity of any Owner shall not operate to terminate this Agreement, nor entitle such Owner's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Property, nor otherwise affect the rights, obligations and liabilities of the parties hereto.

     11.02. No Termination by Depositor or Owners. Except as provided in Section
            -------------------------------------
11.01 hereof, neither the Depositor nor the Owners shall be entitled to terminate or revoke the Trust established hereunder.

     11.03. Distributions Upon Termination of Trust. Upon the termination of the
            ---------------------------------------
Trust (or such other date as agreed to by the Majority Owners, the Majority Co-Trustees and the Owner Trustee), the Trust Property or the cash proceeds therefrom shall be distributed in the following order of priority:

     (a) First, to the Owner Trustee for any unpaid amounts owed pursuant to this Agreement;

     (b) Second, to creditors, including the Owner Trustee, except as provided in subsection (a), the Co-Trustees and any Owners who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust (whether by payment or by making of reasonable provision for payment) other than liabilities for distribution to Owners on account of their respective interests in the Trust, and in the setting up of such reserves as the Majority Owners may reasonably deem necessary or appropriate for any contingent, conditional or unmatured liabilities or obligations of the Trust, and when all such liabilities are satisfied, the balance of such reserves, if any, shall be distributed as hereinafter provided; and

     (c) Third, to the Owners pro rata in accordance with and to the extent of their respective Ownership Interests; provided, however, that if at the time of
                                      --------  -------
termination there shall be one Owner, then any amount remaining after Section 11.03(a) and (b) shall be distributed to such Owner.

                                  ARTICLE XII

                SUCCESSOR OWNER TRUSTEES AND ADDITIONAL TRUSTEES

     12.01. Resignation of Owner Trustee; Appointment of Successor.

     (a) The Owner Trustee may resign at any time without cause by giving at least 90 days' prior written notice to the Owners, such resignation to be effective on the acceptance of appointment by a successor Owner Trustee under
Section 12.01(b) below approved by the Majority Owners. In addition, the Majority Owners may at any time remove the Owner Trustee without cause by an instrument in writing delivered to the Owner Trustee, such removal to be effective upon the acceptance of appointment by a successor Owner Trustee under
Section 12.01(b) below approved by the Majority Owners. In case of the resignation or removal of the Owner Trustee, the Majority Owners shall use their best efforts promptly to appoint a Successor Owner Trustee by an instrument signed by the Majority Owners. If a successor Owner Trustee shall not have been appointed within 30 days after the giving of written notice of such resignation or the delivery of the written instrument with respect to such removal, the Owner Trustee or the Majority Owners may apply to any court of competent jurisdiction to appoint a successor Owner Trustee to act until such time, if any, as a successor Owner Trustee shall have been appointed as provided in the preceding sentence.

     (b) Any successor Owner Trustee, however appointed, shall execute and deliver to the predecessor Owner Trustee and all of the Owners an instrument accepting such appointment, and thereupon such successor Owner Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of the predecessor Owner Trustee in the trusts hereunder with like effect as if originally named the Owner Trustee herein, and the predecessor Owner Trustee shall thereupon be released and discharged of its duties and trusts hereunder except for any liabilities that arose prior to the appointment of the successor Owner Trustee; but nevertheless, upon the written request of such successor Owner Trustee, such predecessor Owner Trustee shall execute and deliver an instrument transferring to such successor Owner Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, duties and trusts of such predecessor Owner Trustee, and such predecessor Owner Trustee shall duly assign, transfer, deliver and pay over to such successor Owner Trustee all monies or other property then held or subsequently received by such predecessor Owner Trustee upon the trusts herein expressed.

     (c) Any successor Owner Trustee, however appointed, shall be a bank or trust company incorporated and doing business within the United States of America and having a combined capital and surplus of at least $50,000,000, if there be such an institution willing, able and legally qualified to perform the duties of the Owner Trustee hereunder upon reasonable and customary terms.

     (d) Any entity into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any entity to which substantially all of the corporate trust business of the Owner Trustee may be transferred shall, subject to the terms of Section 12.01(c) above, be the Owner Trustee under this Agreement without further act.

     12.02. Appointment of Additional Trustees. At any time or times for the
            ----------------------------------
purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Property may at the time be located, the Owner Trustee, by an instrument in writing, may appoint one or more individuals or corporations to act as separate trustee or separate trustees of all or any part of the Trust Property but only to the extent that a local law makes it necessary for such separate trustee or separate trustees to act alone.

                                  ARTICLE XIII

                                  MISCELLANEOUS

     13.01. Supplements and Amendments. This Agreement may be amended, and
            --------------------------
compliance with any provisions of this Agreement may be waived, only by a written instrument signed by the Owner Trustee, the Majority Co-Trustees and the Owners of 100% of the Ownership Interest of the Trust at the time of such amendment; provided, however, that any amendment or waiver of Section 2.03 shall
           --------  -------
also require the written confirmation of any rating agency rating any securities related to a Series that such amendment would not result in a downgrading or withdrawal of the rating then assigned to such securities. Furthermore, if in the opinion of the Owner Trustee any instrument required to be so executed adversely affects any right, duty or liability of, or immunity or indemnity in favor of, the Owner Trustee under this Agreement or any of the documents contemplated hereby to which the Owner Trustee is a party, or would cause or result in any conflict with or breach of any term, conditions or provisions of, or default under, the charter documents or by-laws of the Owner Trustee or any document contemplated hereby to which the Owner Trustee is a party, the Owner Trustee may in its sole discretion decline to execute such instrument.

     13.02. Limitations on Rights of Others. Nothing in this Agreement, whether
            -------------------------------
express or implied, shall be construed to give to any Person other than the Bank, the Owner Trustee, the Co-Trustees, the Depositor and the Owners any legal or equitable right, remedy or claim in the Trust Property or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

     13.03. Notices. Unless otherwise expressly specified or permitted by the
            -------
terms hereof, all notices shall be in writing and delivered by hand, mailed by certified mail, postage prepaid, or delivered by overnight courier, charges prepaid, if to the Owner Trustee, addressed to: Wilmington Trust Company, 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890 Attention:
Corporate Trust Administration, or to such other address as the Owner Trustee may have set forth in a written notice to the Co-Trustees, the Depositor and the Owners; if to the Depositor, addressed to: JV Mortgage Capital, L.P., 2700 Sanders Road, Prospect Heights, Illinois, 60070, Attention: Michael M. Forester; with copies to Patrick Tadie at First Union Mortgage Finance, One First Union Center, Charlotte, North Carolina 28288-

0166 and Jordan M. Schwartz, Esq. at Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038, or to such other address as the Depositor may have set forth in a written notice to the Owner Trustee, the Co-Trustees and the Owners; if to an Owner, addressed to it at the address set forth for such Owner in the register maintained by the Owner Trustee; and if to a Co-Trustee at the address set forth in Section 10.01, or such other address as the Co-Trustee may have set forth in written notice to the Owner Trustee, the other Co-Trustees, the Depositor and the Owners. Whenever any notice in writing is required to be given hereunder, such notice shall be deemed given and such requirement satisfied when such notice is hand delivered, mailed by certified mail, postage prepaid, or delivered to an overnight courier service, charges prepaid, in each case addressed as provided above.

     13.04. Severability. Any provision of this Agreement which is prohibited or
            ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     13.05. Separate Counterparts. This Agreement may be executed by the parties
            ---------------------
hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     13.06. Successors and Assigns. All covenants and agreements contained
            ----------------------
herein shall be binding upon, and inure to the benefit of, the Owner Trustee, the Depositor and each Owner and their respective successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by an Owner shall bind the successors and assigns of such Owner.

     13.07. Headings. The headings of the various Articles and Sections herein
            --------
are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     13.08. Governing Law. This Agreement shall in all respects be governed by,
            -------------
and construed in accordance with, the laws of the State of Delaware (excluding conflict of law rules), including all matters of construction, validity and performance.

     13.09. Integration. This Agreement constitutes the entire agreement among
            -----------
the parties hereto with respect to the subject matter hereof and supersedes all prior agreements or understandings. This Agreement shall be the sole "governing instrument" of the Trust within the meaning of Section 3801 of the Delaware Act.

     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by themselves or their respective officers hereunto duly authorized, as of the day and year first above written.

                                 OWNER TRUSTEE:

                                 WILMINGTON TRUST COMPANY


                                 By: /s/ Donald G. MacKelcan
                                    --------------------------------------------
                                    Name: Donald G. MacKelcan
                                    Title: Vice President


                                 DEPOSITOR:

                                 JV MORTGAGE CAPITAL, L.P.

                                 By: JV MORTGAGE CAPITAL, INC.,
                                     general partner

                                 By: /s/ Michael M. Forester
                                    --------------------------------------------
                                    Name: Michael M. Forester
                                    Title: Vice President

                                    CO-TRUSTEES:

                                    RICHARD BORUTA
                                    /s/ Richard Boruta
                                    --------------------------------------------

                                    MICHAEL M. FORESTER
                                    /s/ Michael M. Forester
                                    --------------------------------------------

                                    DOUGLAS A. FRIEDRICH
                                    /s/ Douglas A. Friedrich
                                    --------------------------------------------

                                    STEVE HIRES
                                    /s/ Steve Hires
                                    --------------------------------------------

                                    CHRISTINE M. KORTE
                                    /s/ Christine M. Korte
                                    --------------------------------------------

                                    CHRISTOPHER ODDLEIFSON
                                    /s/ Christopher Oddleifson
                                    --------------------------------------------

Annex I to Trust Agreement

                           [FORM OF TRUST CERTIFICATE]

                                JV CAPITAL TRUST

                                TRUST CERTIFICATE

                         UNDER THE TRUST AGREEMENT DATED
                               September 3, 1999

Trust Certificate No. 1

     Wilmington Trust Company, a Delaware banking corporation, acting not in its individual capacity but solely as trustee (the "Owner Trustee") under the Trust
                                                -------------
Agreement (the "Agreement") dated September 3, 1999 with JV Mortgage Capital, L.P. (the "Depositor") and the Co-Trustees named therein, hereby certifies on
           ---------
behalf of JV Capital Trust that the Depositor (the "Owner") is the owner of a
                                                    -----
100% Ownership Interest in the Trust provided for and created by the Agreement. This Trust Certificate is issued pursuant to and is entitled to the benefits of the Agreement, and the Owner by acceptance hereof shall be bound by the terms of the Agreement. Reference is hereby made to the Agreement and all amendments thereto for a statement of the respective rights and obligations of the Owner hereof, the owners from time to time of the remaining Ownership Interest in the Trust (together with the Owner hereof, the "Owners"), the Owner Trustee and the
                                            ------
Co-Trustees. Prior to the due presentment for registration of Transfer hereof, the Owner Trustee may treat the person in whose name this Trust Certificate is registered as the Owner of the Ownership Interest in the Trust represented hereby for all purposes

     Capitalized terms used herein without definition have the meanings ascribed to them in or by reference in the Agreement.

     Transfer of this Trust Certificate is subject to certain restrictions and limitations. In the manner more fully set forth in, and as limited by, the Agreement, this Trust Certificate may be Transferred upon the books of the Owner Trustee by the registered Owner in person or by his attorney duly authorized in writing, upon surrender of this Trust Certificate to the Owner Trustee, whereupon the Owner Trustee shall issue in the name of the Transferee a Trust Certificate evidencing the Ownership Percentage transferred to the Transferee.

     The Owner hereof, by its acceptance of this Trust Certificate, agrees with the Owner Trustee and the Owners of the other Trust Certificates issued under the Agreement that the Owner (i) will be jointly and severally liable with the other Owners for certain indemnity payments to the Owner Trustee, all as more fully provided in the Agreement, and (ii) will not Transfer its Ownership Interest evidenced by this Trust Certificate except in accordance with the Agreement. The foregoing agreements are in addition to the other obligations of the Owners under the Agreement.

     This Trust Certificate and the Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Delaware (excluding conflict of law rules), including all matters of construction, validity and performance.

     IN WITNESS WHEREOF, the Owner Trustee, pursuant to the Agreement, has caused this Trust Certificate to be issued as of the date set forth below.

Dated:


                                  JV CAPITAL TRUST

                                  By:  WILMINGTON TRUST COMPANY, not
                                       in its individual capacity but solely as
                                       Owner Trustee

                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title:

Annex II to Trust Agreement

                   [FORM OF INVESTMENT REPRESENTATION LETTER]

Wilmington Trust Company
1100 North Market Street, Rodney Square North
Wilmington, Delaware 19890
Attention:  Corporate Trust Administration

     Re: Transfer of JV Capital Trust, Trust Certificate
         -----------------------------------------------

Ladies and Gentlemen:

     This letter is delivered pursuant to Sections 3.02 and 3.03 of the Trust Agreement dated September 3, 1999 (the "Trust Agreement"), by and among JV
                                        ---------------
Mortgage Capital, L.P., as depositor (the "Depositor"), the Co-Trustees named
                                           ---------
therein and Wilmington Trust Company, as owner trustee (the "Owner Trustee") on
                                                             -------------
behalf of the holders JV Capital Trust, Trust Certificates (the "Trust
                                                                 -----
Certificates") in connection with the transfer by _________________ (the
------------
"Seller") to the undersigned (the "Purchaser") of _____________% Ownership
 ------                            ---------
Percentage of the Trust Certificates. Terms used but not defined herein shall have the meanings ascribed thereto in Trust Agreement.

     In connection with such transfer, the undersigned hereby represents and warrants to you as follows:

     [[For Qualified Institutional Buyers only] 1. The Purchaser is a "qualified institutional buyer" within the meaning of Rule 144A ("Rule 144A") promulgated
                                                       ---------
under the Securities Act of 1933, as amended (the "Securities Act"). The
                                                   --------------
Purchaser is aware that the transfer is being made in reliance on Rule 144A, and the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph (d)(4)(i) of Rule 144A.]

     [[For Institutional Accredited Investors only] 1. We are an "institutional accredited investor" (an entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Trust Certificates, and we are able to bear the economic risk of our or its investment. We are acquiring the Trust Certificates purchased by us for our own account.]

     2. The Purchaser represents that it is not an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal
                                   -----
Revenue Code of 1986, as amended (the "Code"), or a governmental plan subject to
                                       ----
any federal, state or local law ("Similar Law"), which is, to a material extent,
                                  -----------
similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or any entity whose underlying assets include plan assets by reason of a Plan's investment in the entity (within the meaning of Department of Labor Regulations Section 2510.3-101).

     3. The Purchaser acknowledges that the Trust Certificates have not been registered or qualified under the Securities Act or the securities laws of any State or any other jurisdiction, and that the Trust Certificates cannot be resold unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

     4. The Purchaser has acquired the Trust Certificates in compliance with, and will not sell or otherwise transfer any portion of the Trust Certificates, except in compliance with, Sections 3.02 and 3.03 of the Trust Agreement.

     5. The Purchaser agrees to be bound by all the terms and provisions of the Trust Agreement, including Article IX.

                                 Very truly yours,

                                 [The Purchaser]

                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title

Dated:  __________, ____